EXHIBIT 10.4





                              AGREEMENT OF SUBLEASE

                                     between


                             TRIARC COMPANIES, INC.

                                   Sublandlord

                                       and

                           TRIAN FUND MANAGEMENT, L.P.

                                    Subtenant

                               Sublease Premises:



                                   41st Floor
                                 280 Park Avenue
                               New York, New York

1.       Definitions........................................................  1

2.       Subleasing of Sublease Premises..................................... 1

3.       Term.................................................................1

4.       Fixed Rent and Additional Rent.......................................1

5.       Subordination to and Incorporation of the Lease......................5

6.       Alterations..........................................................6

7.       Covenants with Respect to the Lease..................................6

8.       Services and Repairs.................................................7

9.       Consents.............................................................7

10.      Termination of Lease................................................ 8

11.      Default..............................................................9

12.      Sublease, Not Assignment............................................10

13.      Damage, Destruction, Fire and other Casualty; Condemnation..........10

14.      No Waivers..........................................................10

15.      Notices.............................................................11

16.      Indemnity.......................................................... 11

17.      Broker..............................................................11

18.      Condition of the Sublease Premises................................ .12

19.      No Consent Required.................................................12

20.      Assignment, Subletting and Mortgaging...............................12

21.      Termination.........................................................13

22.      Miscellaneous.......................................................13

     AGREEMENT OF SUBLEASE, made as of the ____ day of July, 2007, between TRIARC COMPANIES, INC., a Delaware corporation , having an office at 280 Park Avenue, New York, New York ("Sublandlord"), and TRIAN FUND MANAGEMENT, L.P., a Delaware limited partnership, having an office at 280 Park Avenue, New York, New York ("Subtenant").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, pursuant to an Agreement of Lease (the "Original Lease"), dated May 1, 1996, originally between Sablons Investors, Inc., a New York corporation, predecessor-in-interest to Istithmar Building 280 Park LLC, as landlord ("Prime Landlord"), and Sublandlord, as tenant, as such Original Lease was amended by Supplemental Lease and First Amendment to Lease Agreement, dated July __, 1996 (the "First Amendment") and by Second Amendment to Lease, dated October 13, 2000 (the "Second Amendment"; the Original Lease, as so amended by the First Amendment and the Second Amendment, being referred to herein as the "Lease"), Sublandlord leases from Prime Landlord certain Sublease Premises more particularly described in the Lease, including, without limitation, the entire forty-first (41st) floor of the building located at 280 Park Avenue, New York, New York (the "Building"; the entire forty-first (41st) floor of the Building being referred to herein as the "Sublease Premises"); and

     WHEREAS,   Sublandlord  desires  to  sublease  to  Subtenant  the  Sublease
Premises, and Subtenant desires to hire the Sublease Premises from Sublandlord on the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, it is mutually agreed as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given them in the Lease.

     2. Subleasing of Sublease Premises. Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires from Sublandlord, the Sublease Premises, upon and subject to the terms and conditions hereinafter set forth.

     3. Term. The term (the "Term") of this Sublease shall commence on July 1, 2007 (the "Sublease Commencement Date") and shall terminate on May 30, 2012 ("Expiration Date"), or on such earlier date upon which the Term shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Sublease or pursuant to law. Notwithstanding the foregoing, if Subtenant intends to relocate its offices outside of Manhattan, as evidenced by a signed lease or sublease by Subtenant or its Affiliate, Subtenant may terminate this Sublease upon at least sixty (60) days prior written notice to Sublandlord.

     4. Fixed Rent and Additional Rent.

          4.1. Subtenant shall pay to Sublandlord, commencing on the Sublease Commencement Date, in currency which at the time of payment is legal tender for public and private debts in the United States of America, as fixed rent ("Fixed Rent") during the Term, three (3) business days prior to the first (1st) day of each month during the Term, for the period commencing on the Sublease
Commencement Date and ending on the Expiration Date, the annual sum of One Million Two Hundred Seventeen Thousand Seven Hundred Ten Dollars and No Dollars ($1,217,710.00), payable in equal monthly installments of $101,475.83, except that the first monthly installment of Fixed Rent shall be payable on execution hereof.

          4.2. (i) For each Tax Year during the Term, Subtenant shall pay to Sublandlord as and for additional rent an amount (the "Sublease Tax Payment") equal to the portion of the Tax Escalation Payment for such Tax Year, as computed by Prime Landlord pursuant to a statement delivered to Sublandlord in accordance with the Lease, which is attributed to the Sublease Premises.

               (ii) At any time during or after the Term, Sublandlord shall render to Subtenant a written statement or statements (a "Sublease Tax Statement"), together with a reproduced copy of the Statement received from Prime Landlord for the current or next succeeding Tax Year (if theretofore issued by Prime Landlord), showing the portion of the Tax Escalation Payment which is attributed to the Sublease Premises. Subtenant shall pay to Sublandlord, in twelve (12) equal installments, in advance, five (5) business days prior to the date upon which the corresponding payment is due and payable to Prime Landlord by Sublandlord, one-twelfth (1/12) of the Sublease Tax Payment shown on the Sublease Tax Statement, except that if at the time Sublandlord delivers a Sublease Tax Statement to Subtenant, the Sublease Tax Payment shall have accrued for a period prior to the delivery of the Sublease Tax Statement, Subtenant shall pay such accrued portion of the Sublease Tax Payment in full within fifteen (15) days after receipt of such Sublease Tax Statement. If Sublandlord shall be required to pay any Tax Escalation Payment on any other date or dates than as presently required by the Lease, then the due date of the installments of the Tax Payment shall be correspondingly accelerated or revised so that the Sublease Tax Payment (or the applicable installment thereof) is due three (3) business days prior to the date the corresponding payment is due to Prime Landlord. Sublandlord's failure to render a Sublease Tax Statement during or with respect to any Tax Year shall not prejudice Sublandlord's right to render a Sublease Tax Statement during or with respect to any subsequent Tax Year, and shall not eliminate or reduce Subtenant's obligation to make Sublease Tax Payments pursuant to this Section 4.2 for such Tax Year.

               (iii) The Sublease Tax Payment shall be prorated for any partial Tax Year in which the Term shall commence or end. If a Sublease Tax Statement is furnished to Subtenant after the commencement of the Tax Year in respect of which such Sublease Tax Statement is rendered, Subtenant shall, within fifteen
(15) days thereafter, pay to Sublandlord an amount equal to the amount of any underpayment of the Sublease Tax Payment with respect to such Tax Year and, in the event of an overpayment, Sublandlord shall either pay to Subtenant or, at Sublandlord's election, credit against the next installments of Fixed Rent and payments of additional rent, the amount of Subtenant's overpayment.

               (iv) Only Prime Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Building. If Prime Landlord shall be successful in any such reduction proceedings and obtain a rebate for any Tax Year for which Subtenant has paid installments of the Tax Payment, Sublandlord shall either pay to Subtenant, or at Subtenant's election, credit against the next installments of the Fixed Rent and payments of additional rent payable under this Sublease, an amount equal to the portion of any such rebate for which Sublandlord shall receive a credit from Prime Landlord which is attributed to the Sublease Premises.

          4.3. (i) For each Comparison Year during the Term (a "Lease Year"), Subtenant shall pay to Sublandlord as and for additional rent an amount (the "Sublease Wage Payment") equal to the portion of the Wage Escalation Payment for such Comparison Year, as computed by Prime Landlord pursuant to a statement delivered to Sublandlord in accordance with the Lease, which is attributed to the Sublease Premises.

               (ii) At any time during or after the Term, Sublandlord shall render to Subtenant a written statement or statements (a "Sublease Wage Statement"), together with a reproduced copy of the statement received from Prime Landlord for the applicable Comparison Year, showing the portion of the Wage Escalation Payment which is attributed to the Sublease Premises. Subtenant shall pay to Sublandlord, in twelve (12) equal monthly installments, in advance, three (3) business days prior to the date upon which the corresponding payment is due and payable to Prime Landlord by Sublandlord, an amount equal to one-twelfth (1/12th) of the Sublease Wage Payment, except that if at the time Sublandlord delivers a Sublease Wage Statement to Subtenant, the Sublease Wage Payment shall have accrued for a period prior to the delivery of the Sublease Wage Statement, Subtenant shall pay such accrued portion of the Sublease Wage Payment (after crediting any Sublease Wage Payments theretofore made by Subtenant with respect to such period) within fifteen (15) days after receipt of such Sublease Wage Statement. If Sublandlord furnishes a Sublease Wage Statement for a Comparison Year subsequent to the commencement thereof, then (i) until three (3) business days prior to the first day of the month following the month in which the Sublease Wage Statement is furnished to Subtenant, Subtenant shall continue to pay to Sublandlord three (3)business days prior to the first day of each month an amount equal to the monthly sum payable by Subtenant to Sublandlord with respect to the next previous Lease Year; (ii) promptly after the Sublease Wage Statement is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the amount previously paid by Subtenant to Sublandlord for the current Lease Year was greater or less than the installments of the Sublease Operating Payment to be paid for the current Lease Year, and (a) if there shall be a deficiency, Subtenant shall pay the amount thereof within ten (10) business days after demand therefor, or (b) if there shall have been an overpayment, Sublandlord shall either pay to Subtenant or, at Subtenant's option, credit against the next installments of the Fixed Rent and payments of additional rent payable under this Sublease, the amount of Subtenant's overpayment; and (iii) three (3) business days prior to the first day of the month following the month in which the Sublease Wage Statement is furnished to Subtenant, and monthly thereafter throughout the remainder of the Lease Year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the Sublease Wage Payment shown on the Sublease Wage Statement.

               (iii) Each Sublease Tax Statement and Sublease Wage Statement shall be conclusive and binding upon Subtenant unless, within sixty (60) days after receipt thereof, Subtenant shall notify Sublandlord that it disputes the correctness of the Sublease Tax Statement or Sublease Wage Statement, specifying in reasonable detail the manner in which the Sublease Tax Statement or the Sublease Wage Statement, as the case may be, is claimed to be incorrect. If such notice is sent, provided Subtenant shall pay to Sublandlord the amount shown to be due to Sublandlord on the disputed Sublease Wage Statement, Sublandlord agrees to use reasonable efforts to enforce its rights under the Lease to dispute the correctness of the applicable statement delivered by Prime Landlord to Sublandlord the cost of which dispute shall be borne by Subtenant. Subtenant agrees to indemnify and hold Sublandlord harmless from and against any and all claims, costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys fees and disbursements. If Prime Landlord shall revise the applicable payment disputed by Subtenant, Sublandlord shall deliver to Subtenant a revised Sublease Tax Statement or Sublease Wage Statement, as the case may be, and an appropriate payment or credit by Sublandlord, or payment by Subtenant, as the case may be, shall be made in accordance with the terms of Section 4.3(ii) hereof.

          4.4. If Subtenant shall fail to pay when due any installment of Fixed Rent or additional rent, Subtenant shall pay to Sublandlord, in addition to such installment of Fixed Rent or additional rent, as the case may be, as a late charge and as additional rent, a sum equal to interest at the Applicable Rate (hereinafter defined) per annum on the amount unpaid, commencing from the date such payment was due to and including the date of payment. The "Applicable Rate" shall be the rate equal to the lesser of (a) two (2) percentage points above the then current rate publicly announced by JPMorgan Chase Bank or its successor as its "base rate" (or such other term as may be used by JPMorgan Chase Bank. from time to time for the rate presently referred to as its "base rate") or (b) the maximum rate permitted by applicable law,

          4.5. All Fixed Rent, additional rent, and all other costs, charges and sums payable by Subtenant hereunder (collectively, "Rental"), shall constitute rent under this Sublease, and shall be payable to Sublandlord at its address as set forth in Article 15 hereof, unless Sublandlord shall otherwise so direct in writing.

          4.6. Subtenant shall promptly pay the Rental as and when the same shall become due and payable without set-off, offset or deduction of any kind whatsoever, except as expressly set forth herein, and, in the event of Subtenant's failure to pay the same when due (subject to grace periods provided herein), Sublandlord shall have all of the rights and remedies provided for herein or at law or in equity, in the case of non-payment of rent.

          4.7. Sublandlord's failure during the Term to prepare and deliver any statements or bills required to be delivered to Subtenant hereunder, or Sublandlord's failure to make a demand under this Article 4 or under any other provisions of this Sublease shall not in any way be deemed to be a waiver of, or cause Sublandlord to forfeit or surrender its rights to collect any additional rent which may have become due pursuant to this Article 4 during the Term. Subtenant's liability for Fixed Rent and additional rent due under this Article 4 accruing during the Term, and Sublandlord's obligation to refund overpayments of or adjustments to Fixed Rent or additional rent paid to it by Subtenant, shall survive the expiration or sooner termination of this Sublease.

          4.8. Except as otherwise provided herein, in no event shall any adjustment of any payments payable by Subtenant result in a decrease in Fixed
Rent, nor shall any adjustment of any item of additional rent payable by Subtenant result in a decrease in any other item of additional rent payable by Subtenant, it being understood and agreed that the payment of any item of additional rent under this Article 4 is an obligation supplemental to Subtenant's obligations to pay Fixed Rent and any other item of additional rent.

          4.9. If a Tax Year or Comparison Year shall end after the expiration of this Sublease, the additional rent payable by Subtenant in respect thereof shall be prorated to correspond to that portion of such Tax Year or Comparison Year occurring within the Term.

     5. Subordination to and Incorporation of the Lease.

          5.1. This Sublease is in all respects subject and subordinate to the terms and conditions of the Lease, and to all matters to which the Lease is subject and subordinate. Subtenant shall indemnify Sublandlord for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Sublandlord by reason of Subtenant's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent same shall have been incorporated herein, or otherwise arising out of or with respect to Subtenant's use and occupancy of the Sublease Premises from and after the Sublease Commencement Date.

          5.2. Except as otherwise expressly provided in, or otherwise inconsistent with, this Sublease, or to the extent not applicable to the Sublease Premises, the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements contained in the Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, (i) Sublandlord shall be substituted for all references to Landlord under the Lease, and (ii) Subtenant shall be substituted for the "Tenant" under the Lease, except that any terms of the Lease that are inapplicable, inconsistent with, or specifically modified by, the terms of this Sublease shall be deemed deleted from the Lease and shall have no force and effect as between Sublandlord and Subtenant.

          5.3. Notwithstanding the foregoing, the following provisions of the Lease shall not be incorporated in this Sublease: (i) the First Amendment (other than Paragraph 7 thereof), (ii) the Second Amendment, and (iii) Articles 21, 28, 32 and 47 of the Original Lease.

          5.4. Sublandlord covenants and agrees that it will not voluntarily cancel or surrender the Lease, except for a termination thereof permitted under the Lease as a result of casualty or condemnation, or consent to any modification, amendment or supplement to the Lease which will deprive Subtenant of its rights or increase Subtenant's obligations under the Sublease to more than a de minimis extent, in each case without the prior written consent of Subtenant, which consent shall not be unreasonably withheld or delayed. Sublandlord shall promptly forward to Subtenant any default or termination notice with respect to the Lease received by Sublandlord. Sublandlord shall indemnify Subtenant for, and shall hold it harmless from and against, any and all losses, damages, penalties, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be sustained or incurred by Subtenant by reason of Sublandlord's failure to keep, observe or perform any of the terms, provisions, covenants, conditions and obligations on Sublandlord's part to be kept, observed or performed under the Lease to the extent that any such failure results in the termination of the Lease.

          5.5. Sublandlord represents that:

               (i) the Lease is in full force and effect in accordance with its terms;

               (ii) the copy of the Lease previously given by Sublandlord to Subtenant is true and correct and except for the letter dated June 6, 2006 from BP 280 Park Avenue LLC to Triarc Companies, Inc., the Lease has not been modified, amended or supplemented;

               (iii) Sublandlord has not received any notice of default by Sublandlord as tenant under the Lease, which default remains uncured;

               (iv) Sublandlord holds the entire tenant's interest in the Premises under the Lease, free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies (other than this Sublease and the Lease), other than matters to which the tenant of Sublandlord as tenant under the Lease is or may be subordinate; and

               (v) the Expiration Date of the Lease is May 31, 2012.

          5.6. Subtenant acknowledges that Sublandlord has deposited a letter of credit as security under the Lease and Sublandlord agrees to maintain said security with Prime Landlord during the term of this Sublease. In the event Prime Landlord draws on said security as a result of a default of Subtenant under this Sublease which is a default of Sublandlord under the Lease, Subtenant agrees to indemnify, defend and save Sublandlord harmless from any and all loss or damage which Sublandlord may suffer as a result of Prime Landlord's drawing on such letter of credit.

     6. Alterations. Subtenant shall not make any alterations, installations, improvements, additions or other physical changes (other than decorative modifications) in or about the Sublease Premises ("Subtenant Alterations") without first obtaining the consent of Prime Landlord with respect thereto. Sublandlord agrees to cooperate with Subtenant, at no cost to Sublandlord, in order to obtain such consent. Any Subtenant Alterations shall be performed by Subtenant, at Subtenant's sole cost and expense, in accordance with the applicable provisions of the Lease.

     7. Covenants with Respect to the Lease.

          7.1. Subtenant shall not do anything that would constitute a default under the Lease or omit to do anything that Subtenant is obligated to do under the terms of this Sublease so as to cause there to be a default under the Lease.

          7.2. The time limits set forth in the Lease for the giving of notices, making demands, performance of any act, condition or covenant, or the exercise of any right, remedy or option, are changed for the purpose of this Sublease, by lengthening or shortening the same in each instance, as appropriate, so that notices may be given, demands made, or any act, condition or covenant performed, or any right, remedy or option hereunder exercised, by Sublandlord or Subtenant, as the case may be, (and each party covenants that it will do so) within three
(3) days prior to the expiration of the time limit, taking into account the maximum grace period, if any, relating thereto contained in the Lease. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Sublease Premises or the use or occupancy thereof after receipt of same from Prime Landlord.

     8. Services and Repairs.

          8.1. Notwithstanding anything to the contrary contained in this Sublease or in the Lease, Sublandlord shall not be required to provide any of the services that Prime Landlord has agreed to provide, whether or not specified in Article 26 of the Lease (or required by law), or furnish the electricity to the Sublease Premises that Prime Landlord has agreed to furnish pursuant to the Lease (or required by law), or make any of the repairs or restorations that Prime Landlord has agreed to make pursuant to the Lease (or required by law), or comply with any laws or requirements of any governmental authorities, or take any other action that Prime Landlord has agreed to provide, furnish, make, comply with, or take, or cause to be provided, furnished, made, complied with or taken under the Lease, but Sublandlord agrees to use diligent efforts, at Subtenant's sole cost and expense, to obtain the same from Prime Landlord (provided, however, that Sublandlord shall not be obligated to use such efforts or take any action which might give rise to a default under the Lease), and Subtenant shall rely upon, and look solely to, Prime Landlord for the provision, furnishing or making thereof or compliance therewith. If Prime Landlord shall default in the performance of any of its obligations under the Lease, Sublandlord shall, upon request and at the expense of Subtenant, timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to have Prime Landlord make such repairs, furnish such electricity, provide such services or comply with any other obligation of Prime Landlord under the Lease or as required by law. Subtenant shall indemnify and hold harmless Sublandlord from and against any and all such claims arising from or in connection with such request, action or proceeding. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature, including, without limitation, reasonable attorneys' fees and disbursements, incurred in connection with any such claim, action or proceeding brought thereon. Subtenant shall not make any claim against Sublandlord for any damage which may arise, nor shall Subtenant's obligations hereunder be diminished, by reason of (i) the failure of Prime Landlord to keep, observe or perform any of its obligations pursuant to the Lease, unless such failure is due to Sublandlord's negligence or misconduct, or (ii) the acts or omissions of Prime Landlord, its agents, contractors, servants, employees, invitees or licensees. Subtenant shall not be liable to Sublandlord, nor shall Subtenant be required to cure, any violation or condition in the Premises existing as of the Commencement Date or for any matter arising after the expiration of the term hereof. The provisions of this Article 8 shall survive the expiration or earlier termination of the Term hereof.

          8.2. It is expressly understood and agreed that Subtenant shall obtain electricity from Prime Landlord on a submetered basis as provided in Article 26 of Lease.

     9. Consents.

          9.1. Sublandlord agrees that whenever its consent or approval is required hereunder, or where something must be done to Sublandlord's satisfaction, it shall not unreasonably withhold or delay such consent or approval; provided, however, that whenever the consent or approval of Prime Landlord, the lessor under a superior lease, or the mortgagee under a mortgage, as the case may be, is also required pursuant to the terms of the Lease, if Prime Landlord, the lessor under a superior lease, or the mortgagee under a mortgage shall withhold its consent or approval for any reason whatsoever, Sublandlord shall not be deemed to be acting unreasonably if it shall also withhold its consent or approval. If Prime Landlord shall withhold its consent or approval in connection with this Sublease or the Sublease Premises in any instance where, under the Lease, the consent or approval of Prime Landlord may not be unreasonably withheld, Sublandlord, upon the request and at the expense of Subtenant, shall either (i) timely institute and diligently prosecute any action or proceeding which Subtenant, in its reasonable judgment, deems meritorious, in order to dispute such action by Prime Landlord, or (ii) permit Subtenant, to the extent allowable under the Lease, to institute and prosecute such action or proceeding in the name of Prime Landlord, provided that Subtenant shall keep Sublandlord informed of its actions and shall not take any action which might give rise to a default under the Lease.

          9.2. If Subtenant shall request Sublandlord's consent and Sublandlord has agreed, under the terms of this Sublease, that neither its consent nor its approval shall be unreasonably withheld, and Sublandlord shall fail or refuse to give such consent or approval, and Subtenant shall dispute the reasonableness of Sublandlord's refusal to give its consent or approval, such dispute shall be submitted to an Expedited Arbitration Proceeding (hereinafter defined). If the determination shall be adverse to Sublandlord, Sublandlord, nevertheless, shall not be liable to Subtenant for a breach of Sublandlord's covenant not to unreasonably withhold such consent or approval, and Subtenant's sole remedy in such event shall be the granting of consent or approval by Sublandlord with respect to such request under this Sublease.

          9.3. As used herein, the term "Expedited Arbitration Proceeding" shall mean a binding arbitration proceeding before a single arbitrator, conducted in The City of New York under the Commercial Arbitration Rules of the American Arbitration Association (or its successor) and administered pursuant to the Expedited Procedures provisions thereof; provided, however, that with respect to any such arbitration, (i) the list of arbitrators referred to in Section E-4(b) shall be returned within five (5) Business Days from the date of mailing; (ii) the parties shall notify the American Arbitration Association (or its successor) by telephone, within four (4) Business Days, of any objections to the arbitrator appointed and, subject to clause (vii) below, shall have no right to object if the arbitrator so appointed was on the list submitted by the American Arbitration Association (or its successor) and was not objected to in accordance with Section E-4(b) as modified by clause (i) above; (iii) the notification of the hearing referred to in Section E-7 shall be four (4) Business Days in advance of the hearing; (iv) the hearing shall be held within seven (7) Business Days after the appointment of the arbitrator; (v) the arbitrator shall have no right to award damages or vary, modify or waive any provision of this Sublease;
(vi) the decision of the arbitrator shall be final and binding on the parties; and (vii) the arbitrator shall not have been employed by either party (or their respective Affiliates) during the period of three (3) years prior to the date of the Expedited Arbitration Proceeding. The arbitrator shall have at least ten
(10) years experience in New York City in the relevant area for the matter being arbitrated. The costs and fees for such arbitrator shall be divided equally between Sublandlord and Subtenant.

     10. Termination of Lease. If the Lease is terminated by Prime Landlord pursuant to the terms thereof with respect to all or any portion of the Sublease Premises prior to the Expiration Date for any reason whatsoever, including, without limitation, by reason of casualty or condemnation, this Sublease shall thereupon terminate with respect to any corresponding portion of the Sublease Premises, and (unless such termination of the Lease shall be as a result of Sublandlord's default thereunder or a voluntary surrender of the Sublease Premises, other than a surrender of the Sublease Premises permitted under the Lease with respect to a termination of the Lease by reason of casualty to or condemnation of the Sublease Premises or the Building) Sublandlord shall not be liable to Subtenant by reason thereof. In the event of such termination, Sublandlord shall return to Subtenant that portion of the Rental paid in advance by Subtenant with respect to such portion of the Sublease Premises, if any, prorated as of the date of such termination.

     11. Default.

          11.1. This Sublease and the Term and estate hereby granted are subject to the following limitations (each an "Event of Default"):

               (i) if Subtenant shall fail to pay any installment of Rental as and when same is due and payable under this Sublease and such failure shall continue for five (5) days after Sublandlord shall have given to Subtenant a notice specifying the same, or

               (ii) if Subtenant shall fail to comply with any other term, provision or covenant of this Sublease or any applicable term, provision or covenant of the Lease and the same shall not be remedied by Subtenant within twenty (20) days after Sublandlord shall have given to Subtenant a notice specifying the same, except that if (i) such failure cannot be remedied with reasonable diligence during such period of twenty (20) days, (ii) Subtenant takes reasonable steps during such period to commence Tenant's remedying such failure, and (iii) Subtenant prosecutes diligently Subtenant's remedying of such failure to completion, then an Event of Default shall not occur by reason of such failure; or

               (iii) if (a) Subtenant shall make an assignment of the property of Subtenant for the benefit of creditors or shall file a voluntary petition under any bankruptcy or insolvency law, or (b) any involuntary petition alleging an act of bankruptcy or insolvency shall be filed against Subtenant under any bankruptcy or insolvency law, or (c) a petition shall be filed by or against Subtenant under the United States Bankruptcy Act or under the provisions of any law of like import, or (d) a receiver of Subtenant or of or for the property of Subtenant shall be appointed without the acquiescence of Subtenant, at any time, and such receiver is not dismissed within ninety (90) days thereafter, or

               (iv) if any event shall occur or any contingency shall arise whereby this Sublease or the estate hereby granted or the unexpired balance of the Term would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Subtenant, except as expressly permitted by Paragraph 20 hereof, then upon the occurrence of any one or more of such Events of Default, Sublandlord shall be entitled to exercise any and all of the rights and remedies to which it is entitled by law or in equity, including without limitation any and all of the rights and remedies provided for in the Lease in the event that there is an event of default thereunder by Sublandlord, all of which are hereby incorporated herein and made part hereof with the same force and effect as if herein specifically set forth in full, and including without limitation the right to give to Subtenant a notice terminating this Sublease on a date which shall not be less than three (3) days from the date of the service of such notice and, upon the date so fixed, this Sublease and the Term and estate hereby granted, whether or not the Term shall theretofore have commenced, shall terminate with the same effect as if that day were the Expiration Date, but Subtenant shall remain liable for damages as provided in the Lease.

          11.2. If Subtenant fails to cure a default under this Sublease, Sublandlord shall have the right, but not the obligation, to seek to remedy any such default on behalf of and at the expense of Subtenant, provided, however, that in case of (i) an emergency or (ii) a default that must be cured within a time frame set forth in the Lease that does not allow sufficient time for prior notice to be given to Subtenant, Sublandlord shall be entitled to seek to remedy any such default without being required first to give notice to Subtenant. Any reasonable cost and expense (including without limitation reasonable attorneys' fees and disbursements) so incurred shall be recoverable by Sublandlord from Subtenant as Additional Rent and shall be due and payable within ten (10) days after Notice thereof from Sublandlord. If Sublandlord shall reimburse Prime Landlord for expenditures made because of a breach by Subtenant of any of Sublandlord's obligations under the Lease which are assumed by Subtenant hereunder, Subtenant shall, upon Notice, reimburse Sublandlord, as Additional Rent, in full for the sum so paid by Sublandlord, together with reasonable attorneys' fees and disbursements incurred by Sublandlord.

     12. Sublease, Not Assignment. Notwithstanding anything contained herein, this Sublease shall be deemed to be a sublease of the Sublease Premises and not an assignment, in whole or in part, of Sublandlord's interest in the Lease.

     13. Damage, Destruction, Fire and other Casualty; Condemnation. Notwithstanding any contrary provision of this Sublease or the provisions of the Lease herein incorporated by reference, Subtenant shall not have the right to terminate this Sublease as to all or any part of the Sublease Premises, or be entitled to an abatement of Rent, additional rent or any other item of Rental, by reason of a casualty or condemnation affecting the Sublease Premises unless Sublandlord is entitled to terminate the Lease or is entitled to a corresponding abatement with respect to its corresponding obligation under the Lease. If Sublandlord is entitled to terminate the Lease for all or any portion of the Sublease Premises by reason of casualty or condemnation, Subtenant may terminate this Sublease as to any corresponding part of the Sublease Premises by written notice to Sublandlord given at least five (5) business days prior to the date(s) Sublandlord is required to give notice to Prime Landlord of such termination under the terms of the Lease.

     14. No Waivers. Failure by Sublandlord in any instance to insist upon the strict performance of any one or more of the obligations of Subtenant under this Sublease, or to exercise any election herein contained, shall in no manner be or be deemed to be a waiver by Sublandlord of any of Subtenant's defaults or breaches hereunder or of any of Sublandlord's rights and remedies by reason of such defaults or breaches, or a waiver or relinquishment for the future of the requirement of strict performance of any and all of Subtenant's obligations hereunder. Further, no payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct amount or manner of payment of Rental due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept any checks or payments as made without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or otherwise provided at law or equity.

     15. Notices. Any notice, statement, demand, consent, approval, advice or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Sublease or pursuant to any applicable law or requirement of public authority (collectively, "Communications") shall be in writing and shall be deemed to have been properly given, rendered or made only if sent by (i) personal delivery, receipted by the party to whom addressed, or (ii) registered or certified mail, return receipt requested, posted in a United States post office station in the continental United States, (iii) reputable overnight courier such as, without limitation, Federal Express Corporation, in all cases addressed (i) to Subtenant at its address first above written, Attention: General Counsel, and (ii) to Sublandlord at its address first above written, Attention: General Counsel. All such communications shall be deemed to have been given, rendered or made when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed or the next business day, if sent by overnight courier. Either party may, by notice as aforesaid actually received, designate a different address or addresses for communications intended for it.

     16. Indemnity.

          16.1. Subtenant shall not do or permit any act or thing to be done upon the Sublease Premises which may subject Sublandlord to any liability or responsibility for injury, damages to persons or property or to any liability by reason of any violation of any requirement of law, and shall exercise such control over the Sublease Premises as to fully protect Sublandlord against any such liability. Subtenant shall indemnify and save harmless Sublandlord, the Parties (hereinafter defined) and the employees, agents and contractors of any of the foregoing (collectively, the "Indemnitees") from and against (a) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Subtenant, its contractors, licensees, agents, servants, employees, invitees or visitors, (b) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Sublease Premises, and (c) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Sublease Premises but anywhere within or about the Real Property, where such accident, injury or damage results or is claimed to have resulted from an act, omission or negligence of Subtenant or Subtenant's contractors, licensees, agents, servants or employees. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, attorneys' fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof.

          16.2. If any claim, action or proceeding is made or brought against Sublandlord, which claim, action or proceeding Subtenant shall be obligated to indemnify Sublandlord against pursuant to the terms of this Sublease, then, upon demand by the Sublandlord, Subtenant, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the Sublandlord's name, if necessary, by such attorneys as Sublandlord shall approve, which approval shall not be unreasonably withheld. Attorneys for Subtenant's insurer are hereby deemed approved for purposes of this Section 16.2.

     17. Broker. Each party hereto covenants, warrants and represents to the other party that it has had no dealings, conversations or negotiations with any broker concerning the execution and delivery of this Sublease. Each party hereto agrees to indemnify and hold harmless the other party against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements, arising out of its respective representations and warranties contained in this Article 17 being untrue. The provisions of this Article 17 shall survive the expiration or earlier termination of the Term hereof.

     18. Condition of the Sublease Premises. Subtenant agrees to accept the Sublease Premises in its "as is" condition on the Sublease Commencement Date. Sublandlord has not made and does not make any representations or warranties as to the physical condition of the Sublease Premises, the use to which the Sublease Premises may be put, or any other matter or thing affecting or relating to the Sublease Premises, except as specifically set forth in this Sublease. Sublandlord shall have no obligations whatsoever to alter, improve, decorate or otherwise prepare the Sublease Premises for Subtenant's occupancy.

     19. No Consent Required. Sublandlord and Subtenant hereby acknowledge and agree that Subtenant is an Affiliate of Sublandlord, and accordingly, in accordance with the provisions of Section 11.6 of the Original Lease the consent of Prime Landlord is not required. Sublandlord shall deliver the Affiliate Notice to Prime Landlord in accordance with the provisions of such Section 11.6, and Sublandlord and Subtenant shall cooperate in good faith with each other to provide to Prime Landlord the items required pursuant to such Section 11.6.

     20. Assignment, Subletting and Mortgaging.

          20.1. Subtenant shall not assign, sell, transfer (whether by operation or law or otherwise), pledge, mortgage or otherwise encumber this Sublease or any portion of its interest in the Sublease Premises, nor sublet all or any portion of the Sublease Premises or permit any other person or entity to use or occupy all or any portion of the Sublease Premises, without the prior written consent of Sublandlord and Prime Landlord. Provided that Subtenant shall comply with the provisions of the Lease (including, without limitation, Article 11 thereof) and this Sublease with respect to subletting, Sublandlord agrees that it shall not withhold or delay its consent to a subletting of all or any portion of the Sublease Premises provided that Prime Landlord shall consent to such subletting. Notwithstanding the foregoing, Subtenant may assign this Sublease, or sublease the Sublease Premises and Sublandlord's consent to such assignment or subletting shall not be required if, pursuant to the terms of the Lease (including, without limitation, Article 11 thereof), the consent of Prime Landlord to such assignment or subletting would not be required if such assignment or subletting were made by Sublandlord, including, without limitation, the assignment of this Sublease, or the transfer of all or any interest in Subtenant, to any Affiliate of Subtenant. Upon the request of Subtenant, Sublandlord, at Subtenant's sole cost and expense, shall request the consent of Prime Landlord and cooperate with Subtenant in obtaining any required consent.

          20.2. If this Sublease be assigned, or if the Sublease Premises or any part thereof be sublet (whether or not Sublandlord and Prime Landlord shall have consented thereto), Sublandlord, after default by Subtenant in its obligations hereunder, may collect rent from the assignee or subtenant and apply the net amount collected to the Rental herein reserved, but no such assignment or subletting shall be deemed a waiver of the covenant set forth in this Article 20, or the acceptance of the assignee or subtenant as a tenant, or a release of Subtenant from the further performance and observance by Subtenant of the covenants, obligations and agreements on the part of Subtenant to be performed or observed herein. The consent by Sublandlord or Prime Landlord to an assignment, sale, pledge, transfer, mortgage or subletting shall not in any way be construed to relieve Subtenant from obtaining the express consent in writing, to the extent required by this Sublease or the Lease, of Sublandlord and Prime Landlord to any further assignment, sale, pledge, transfer, mortgage or subletting.

          20.3. Subject to the provisions of Section 20.1 above, a transfer (including the issuance of treasury stock or the creation and issuance of new stock) of a controlling interest in the shares of Subtenant (if Subtenant is a corporation, other than a professional corporation, or trust) or a transfer of a majority of the total interest in Subtenant (if Subtenant is a partnership, including a limited liability partnership, or a limited liability company) at any one time or over a period of time through a series of transfers, shall be deemed an assignment of this Sublease and shall be subject to all of the provisions of this Agreement, including, without limitation, the requirements that Subtenant obtain Sublandlord's prior consent thereto to the extent required hereunder. The transfer of shares of Subtenant (if Subtenant is a corporation or trust) for purposes of this Section shall not include the sale of shares by persons other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, which sale is effected through the "over-the-counter market" or through any recognized stock exchange.

     21. Termination. Either Sublandlord or Subtenant shall have the right to terminate this Sublease upon not less than sixty (60) days prior written notice to the other party, provided if the Sublandlord elects to terminate this Sublease pursuant to the foregoing Sublandlord shall deliver to Subtenant a secretary's certification of resolutions of the Board acting at a meeting at which a quorum of the Directors were present, authorizing such termination.

     22. Miscellaneous.

          22.1. This Sublease contains the entire agreement between the parties and all prior negotiations and agreements are merged in this Sublease. Any agreement hereafter made shall be ineffective to change, modify or discharge this Sublease in whole or in part unless such agreement is in writing and signed by the parties hereto. No provision of this Sublease shall be deemed to have been waived by Sublandlord or Subtenant unless such waiver be in writing and signed by Sublandlord or Subtenant, as the case may be. The covenants and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective permitted successors and assigns. Each of Sublandlord and Subtenant hereby represent to the other that it has the full right, power and authority to consummate the transaction contemplated hereby, and that the individual executing and delivering this Sublease on behalf of Sublandlord and Subtenant, as the case may be, has been duly authorized to do so.

          22.2. In the event that any provision of this Sublease shall be held to be invalid or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Sublease shall be unaffected thereby.

          22.3. The paragraph headings appearing herein are for purposes of convenience only and are not deemed to be a part of this Sublease.

          22.4. Capitalized terms used herein shall have the same meanings as are ascribed to them in the Lease, unless otherwise expressly defined herein.

          22.5. This Sublease is offered to Subtenant for signature with the express understanding and agreement that this Sublease shall not be binding upon Sublandlord unless and until Sublandlord shall have executed and delivered a fully executed copy of this Sublease to Subtenant.

          22.6. (i) The shareholders, partners, directors or officers of Sublandlord or any of the foregoing (collectively, the "Parties") shall not be liable for the performance of Sublandlord's obligations under this Sublease. Subtenant shall look solely to Sublandlord to enforce Sublandlord's obligations hereunder and shall not seek damages against any of the Parties. Subtenant shall look only to the assets of Sublandlord for the satisfaction of Subtenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Sublandlord in the event of any default by Sublandlord hereunder, and no property or assets of the Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Subtenant's remedies under or with respect to this Sublease, the relationship of Sublandlord and Subtenant hereunder or Subtenant's use or occupancy of the Sublease Premises.

               (ii) The shareholders, partners, members, directors or officers of Subtenant or any of the foregoing (collectively, the " Subtenant Parties") shall not be liable for the performance of Subtenant's obligations under this Sublease. Sublandlord shall look solely to Subtenant to enforce Subtenant's obligations hereunder and shall not seek damages against any of the Subtenant Parties. Sublandlord shall look only to the assets of Subtenant for the satisfaction of Sublandlord's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Subtenant in the event of any default by Subtenant hereunder, and no property or assets of the Subtenant Parties shall be subject to levy, execution or other enforcement procedure for the satisfaction of Sublandlord's remedies under or with respect to this Sublease, the relationship of Subtenant and Sublandlord hereunder or Sublandlord's use or occupancy of the Sublease Premises.

          22.7. This Sublease shall be governed by, and construed in accordance with, the laws of the State of New York.

          22.8. Sublandlord and Subtenant expressly acknowledge and agree that, notwithstanding the delivery of possession of the Sublease Premises to Subtenant in accordance herewith, up to five professional employees of Deerfield Management Corp. and one administrative assistant (collectively, the "Deerfield Employees") shall have the right to continue to use and occupy and have unencumbered access to their three offices in the Sublease Premises and the use of a secretary, if available (the "Retained Offices") for the period commencing on the Sublease Commencement Date and ending on the date set forth in a notice from either Sublandlord or Subtenant to the other party, which date shall be not less than thirty (30) days after the delivery of such notice. Sublandlord shall pay to Subtenant (or, at Subtenant's option, credit the following amount against the Fixed Rent and Additional Rent payable hereunder), on a month to month basis for each month in which the Deerfield Executives remain in occupancy of their Retained Offices, an amount equal to the proportionate share of Fixed Rent and Additional Rent payable with respect to the Retained Offices used and occupied by the Deerfield Executives. In addition, Sublandlord and Subtenant expressly acknowledge and agree that, notwithstanding the delivery of possession of the Sublease Premises to Subtenant in accordance herewith, Frank McCarron and Stuart Rosen shall have the right to continue to use and occupy and have unencumbered access to their two offices in the Sublease Premises and the use of a secretary, if available, at no additional Fixed Rent or Additional Rent.

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement of Sublease as of the day and year first above written.

                               TRIARC COMPANIES, INC., Sublandlord



                                By:  /s/FRANCIS T. MCCARRON
                                     -----------------------------------
                                     Name: Francis T. McCarron
                                     Title: Executive Vice President and
                                            Chief Financial Officer



                                TRIAN FUND MANAGEMENT, L.P., Subtenant
                                By: Trian Fund Management GP, LLC,
                                    Its general partner


                                By: /s/PETER W. MAY
                                    ------------------------------------
                                    Name:  Peter W. May
                                    Title: Member